Exhibit 10.12(d)

WORLDSPACE, INC.

2005 INCENTIVE AWARD PLAN

STOCK APPRECIATION RIGHTS AGREEMENT

AGREEMENT made as of this [            ] day of [            ], 2007 (the “Date of Grant”) between WorldSpace, Inc., a Delaware corporation (hereinafter referred to as the “Corporation”), and [            ], residing at [            ] (hereinafter referred to as the “Participant”).

W I T N E S S E T H:

WHEREAS, the Corporation desires, pursuant to the WorldSpace 2005 Incentive Award Plan (the “Plan”), to provide the Participant with an opportunity to acquire Class A common shares, $0.01 par value, of the Corporation (hereinafter referred to as “Shares”) on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Corporation and the Participant hereby agree as follows:

I .    Notice of Grant

1.    Terms of Grant. You have been granted a Free-Standing Stock Appreciation Right (“SAR”) to be settled upon exercise by the issuance of Shares of the Corporation, subject to the terms and conditions of the Plan and this Agreement, as follows:

Date of Grant

Vesting Date	The Award shall vest as set forth in Section 2 of Part I below.

Base Price per Share	$

Total Number of Shares Subject to SAR Grant

Expiration Date

2.    Vesting Schedule. Subject to Participant’s continuing status as an Employee or Consultant to the Corporation or any Subsidiary or Affiliate and other limitations set forth in the Plan and this Agreement, the SAR shall become exercisable cumulatively as to the following amounts of the number of Shares originally subject thereto (after giving effect to any adjustment pursuant to the Plan), on the dates indicated:

(a) as to thirty-three and one-third percent (33-1/3%) Shares on or after the first anniversary of the Date of Grant;

(b)    as to thirty-three and one-third percent (33-1/3%) Shares on or after the second anniversary of the Date of Grant; and

(c) as to thirty-three and one-third percent (33-1/3%) Shares on or after the third anniversary of the Date of Grant.

II.    SAR Agreement

1.    Definitions. For purposes of this Agreement, unless otherwise defined herein, all capitalized terms shall have the same definitions as set forth under the Plan.

2.    Confirmation of Grant of SAR. Pursuant to a determination by the Committee of the Board of Directors of the Corporation authorized to administer the Plan, the Corporation, subject to the terms of the Plan and this Agreement, hereby grants to the Participant, named above, in addition to and not in lieu of salary or other compensation for services, the right to acquire an aggregate number of Shares, as set forth in the Notice of Grant attached as Part I of this Agreement, subject to adjustment as provided in the Plan. The base price of each SAR shall be as set forth in Article I, equal to 100% of the Fair Market Value per Share on the Date of Grant (the “Base Price”).

3.    Exercisability of SAR.

(a)    The SAR shall be exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of the Plan and this Agreement.

(b)    Notwithstanding the above, this SAR shall not be exercisable until the Participant (i) repays in full any and all loans made to him by the Corporation (or by any Subsidiary or Affiliate of the Corporation), unless the Participant has the prior written consent of the Committee to exercise the SAR as provided in Article 4 of the Plan, and (ii) makes arrangements, subject to the Corporation’s approval, for the payment of the Participant’s minimum tax withholding obligations (pursuant to Article 13(d) of the Plan) required upon the exercise of this SAR.

(c)    The SAR may be exercised pursuant to the provisions of this Section 3 as set forth in Sections 9 and 10 hereof.

4.    Expiration of SAR. The term of the SAR shall be for a period of ten years from the Date of Grant, subject to earlier termination or cancellation as provided in this Agreement. The SAR may not under any circumstances be exercised more than ten (10) years after the Date of Grant. To the extent unexercised, the SAR shall automatically expire at 12:00 midnight on the Expiration Date as set forth in the Notice of Grant.

5.    Non-Transferability of SAR. The SAR shall not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way, and shall not be subject to execution, attachment or other process, except as may be provided in the Plan. Any assignment, transfer, pledge, hypothecation or other disposition of the SAR attempted contrary to the provisions of the Plan, or any levy of execution, attachment or other process attempted upon the SAR, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the SAR will cause the SAR to terminate immediately upon the happening of any such event; provided, however, that any such termination of the SAR under the foregoing provisions of this Section 5 will not prejudice any rights or remedies which the Corporation or any Subsidiary or Affiliate of the Corporation may have under this Agreement or otherwise.

6.    Exercise Upon Termination of Employment. Except as otherwise provided in the Notice of Grant or herein, or in a written employment agreement between the Corporation and the Participant, (a) if the Participant’s employment with the Corporation terminates for any reason, the Participant shall have the right to exercise any SAR during the 90 day period after such termination of employment, to the extent it was vested at the date of such termination, but in no event later than the date the SAR would have expired had it not been for the termination of such employment. If the Participant’s employment terminates due to Disability, such 90-day period during which the vested SAR shall remain exercisable shall be extended to one year, but not beyond the expiration date of the SAR. If employment terminates due to the Participant’s death, or if the Participant dies in such 90-day or one-year post-employment exercise period, the vested SAR will continue to be exercisable as provided herein, or, if no such provision is made in the Notice of Grant, for a period of one year after the Participant’s death, but not beyond the expiration date of the SAR. Notwithstanding the foregoing, if a

Participant’s employment is terminated by the Corporation or by any Subsidiary or Affiliate for Good Cause,

then the Participant shall immediately forfeit his or her rights to exercise any and all outstanding SARs theretofore granted to him or her.

(b)    Except as otherwise provided in the Notice of Grant and subject to any non-compete restrictions set forth in Article 10 of the Plan, in the event of the Participant’s Retirement or Early Retirement, the Participant shall have the right, on or before the earlier of the expiration date of the SAR or thirty-six (36) months following the date of such Retirement or Early Retirement, to purchase Shares under any SARs which at Retirement or Early Retirement are, or within thirty-six (36) months following Retirement or Early Retirement would become, exercisable.

7.    Lock-Up Period. Participant hereby agrees that, if so requested by the Corporation or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration or the offering of any securities of the Corporation under the Securities Act, Participant shall not sell or otherwise transfer any Shares or other securities of the Corporation during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Corporation) (the “Market Standoff Period”) following the effective date of a registration statement of the Corporation filed under the Securities Act. The Corporation may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of the Market Standoff Period.

8.    Registration. The Shares subject hereto and issuable upon the exercise hereof may not be registered under the Securities Act of 1933, as amended, and, if required upon the request of counsel to the Corporation, the Participant will give a representation as to his investment intent with respect to such shares prior to their issuance. The Corporation may register or qualify the shares covered by the SAR for sale pursuant to the Securities Act of 1933, as amended, at any time prior to or after the exercise in whole or in part of the SAR.

9.    Method of Exercise of SAR. Subject to the terms and conditions of this Agreement, the SAR shall be exercisable, in whole or in part, by following the required steps and actions for exercise of the SAR through a third party benefit provider (such as a stock plan administrator) or by delivering a written Notice of Exercise (in a form designated by the Corporation), together with such additional documents as the Corporation may then require, (the “Notice”) at any time after the SAR becomes exercisable as provided in the Notice of Grant and prior to the expiration date of the SAR. If the SAR is being exercised by any person or persons other than the Participant, each Notice shall be accompanied by proof, satisfactory to counsel to the Corporation, of the right of such other person or persons to exercise the SAR. Each Notice of Exercise must be received by the Corporation or its third party benefit provider on or before the date of the expiration of this SAR. In the event the date of expiration of this SAR falls on a day which is not a regular business day at the Corporation’s executive office in Silver Spring MD., then such written Notice of Exercise must be received at such office on or before the last regular business day prior to such date of expiration.

10.    Settlement of SAR. Upon exercise of the SAR as provided in Section 9 above, a Participant shall be entitled to receive from the Corporation that number of whole Shares equal in value to (i) the Fair Market Value of a Share on the date the Corporation receives the Notice of Exercise multiplied by the number of SARs being exercised, minus (ii) the base price of the SAR multiplied by the number of SARs being exercised. In addition, the Corporation shall be entitled to withhold from delivery to the Participant that number of Shares equal in value to the minimum amount of tax that is required to be withheld in connection with such SAR exercise, unless the Participant elects to pay the withholding tax in cash on the date of exercise of the SAR. Fractional Shares shall be disregarded. The SAR may be exercised only with respect to full Shares.

11.    Electronic Delivery. The Corporation may, in its sole discretion, decide to deliver any documents related to SARs awarded under the Plan or future SARs that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation.

12.    Payment of Withholding. The Corporation shall not be required to issue or deliver any certificate or certificates for its Shares purchased upon the exercise of any part of this SAR prior to the payment to the Corporation, upon its demand, of any amount requested by the Corporation for the purpose of satisfying its obligation, if any, to withhold federal, state, local or foreign income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by a delay in making such payment) incurred by reason of the exercise of this SAR or the transfer of Shares thereupon. Such withholding amount shall be paid by the Participant in cash. In the alternative, the Committee shall withhold from the Shares to be delivered to the Participant pursuant to an exercise of this SAR that number of Shares having a Fair Market Value on the date the Corporation receives the Notice of Exercise equal to the amount of the minimum required withholding tax. Participant acknowledges and agrees that the Corporation may provide for the payment of any such taxes through withholding from the Participant’s salary, reduction of the number of Shares or other securities to be issued, or otherwise.

13.    Approval of Counsel. The exercise of the SAR and the issuance and delivery of Shares pursuant thereto shall be subject to approval by the Corporation’s counsel of all legal matters in connection therewith, including, but not limited to compliance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and the requirements of any shares exchange upon which the Shares may then be listed.

14.    Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Corporation or the Committee shall be addressed to them at 8515 Georgia Avenue, Silver Spring, MD 20910, Attn: Corporate Secretary. All notices to the Participant shall be addressed to the Participant or such other person or persons at the Participant’s address above specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

15.    Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Corporation. All obligations imposed upon the Participant and all rights granted to the Corporation under this Agreement shall be binding upon the Participant’s heirs, legal representatives and successors.

16.    Severability. In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

17.    Governing Law. This Agreement will be construed and governed in accordance with the laws of the State of Delaware.

18.    No Guarantee of Employment. Nothing contained in this Agreement shall be construed as (a) a contract of employment between the Participant and the Corporation or any Subsidiary or Affiliate, (b) as a right of the Participant to be continued in the employ of the Corporation or of any Subsidiary or Affiliate, or (c) as a limitation of the right of the Corporation or of any Subsidiary or Affiliate to discharge the Participant at any time, with or without cause.

19.    No Rights as Shareholder. The Participant shall not have any rights to dividends or any other rights of a shareholder with respect to any Shares issuable upon the exercise of any part of the SAR unless and until such Shares shall have been issued by the Corporation to such holder (as evidenced by the appropriate entry on the books of a duly authorized transfer agent of the Corporation).

20.    Nonqualified Deferred Compensation. Neither the Corporation nor any Subsidiary or Affiliate shall be responsible for, or have any liability to the Participant or other person with respect to, any taxes or penalties which may be imposed on the Participant in connection with an SAR granted under the Plan, in the event that such SAR shall violate the provisions of Section 409A of the Code and the regulations promulgated thereunder.

21.    Compliance with Section 409A. Nothing in the Plan or this Agreement shall operate or be construed to cause the Plan or the SAR to fail to comply with the requirements of Section 409A of the Code. The applicable provisions of Section 409A and the regulations thereunder are hereby incorporated by reference and shall control over any provision of the Plan or this Agreement in conflict therewith.

22.    Data Privacy Notice and Consent. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement by and among, as applicable, Participant’s employer, the Corporation, its Subsidiaries and its Affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Corporation and Participant’s employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, tax identification number, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Corporation, details of all Stock Appreciation Rights or any other entitlement to Common Shares awarded, canceled, vested, unvested or outstanding in Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative. Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the shares received upon vesting of the Stock Appreciation Rights may be deposited. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Participant understands that refusal or withdrawal of consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative.

23.    Amendment. This Agreement may be amended in accordance with the Plan without the consent of the Participant, provided that no amendment of this Agreement shall reduce or diminish the value of the SAR without the consent of the Participant.

24.    Acknowledgment of Nature of Plan and SAR. In accepting the SAR grant, the Participant acknowledges that:

(a)    the Plan is established voluntarily by the Corporation, it is discretionary in nature and may be modified, amended, suspended or terminated by the Corporation at any time, as provided in the Plan;

(b)    the grant of the SAR is voluntary and occasional and does not create any contractual or other right to receive future SAR grants, or benefits in lieu of a SAR even if SAR grants have been awarded repeatedly in the past;

(c)    all decisions with respect to future awards, if any, will be at the sole discretion of the Corporation;

(d)    Participant’s participation in the Plan is voluntary;

(e)    the SAR is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Corporation or to the Participant’s actual employer, and the SAR is outside the scope of the Participant’s employment contract, if any;

(f)    the SAR is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(g)    neither the SAR grant nor any provision of this Agreement, the Plan or the policies adopted pursuant to the Plan confer upon Participant any right with respect to employment or continuation of current employment, and in the event that Participant is not an employee of the Corporation or any Subsidiary or Affiliate of the Corporation, the SAR grant shall not be interpreted to form an employment contract or relationship with the Corporation or any Subsidiary or Affiliate of the Corporation;

(h)    the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(i)    if Participant receives Shares, the value of such Shares may increase or decrease in value;

(j)    no claim or entitlement to compensation or damages shall arise from termination of the SAR grant, and no claim or entitlement to compensation or damages shall arise from any diminution in value of the Shares or upon vesting of the SAR resulting from termination of the Participant’s employment by the Corporation or the Participant’s actual employer (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Corporation and the Participant’s actual employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

(k)    in the event of involuntary termination of Participant’s employment (whether or not in breach of local labor laws), Participant’s right to receive Shares and vest under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), Participant’s right to receive Shares after termination of employment, if any, will be measured by the date of termination of Participant’s active employment and will not be extended by any notice period mandated under local law; the Committee/Board shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of the SAR award.

25.    Incorporation of Terms of Plan. This Agreement shall be interpreted under, and subject to, all of the terms and provisions of the Plan, which are incorporated herein by reference, and shall be further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan will control.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in its name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries and the Participant has hereunto set his hand all as of the date, month and year first above written.

WorldSpace, Inc.

Donald J. Frickel EVP, General Counsel and Secretary

Name of Awardee

WorldSpace ID Number